UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2007

COMBINATORX, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

245 First Street

Sixteenth Floor

Cambridge, MA 02142

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 301-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 20, 2006, the Securities and Exchange Commission (the “Commission”) declared effective the Registration Statement on Form S-3 (File No. 333-139260) of CombinatoRx, Incorporated (the “Company”) filed on December 11, 2006 with the Commission (the “Registration Statement”). The Registration Statement permits the Company to issue, in one or more offerings, shares of common stock, preferred stock, warrants or debt securities at an aggregate initial offering price not to exceed $75,000,000.

On October 10, 2007, the Company entered into a placement agent agreement with Lazard Capital Markets LLC, as the sole placement agent, relating to the offering, issuance and sale to selected institutional investors (the “Purchasers”) of up to an aggregate of 5,600,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), under the Registration Statement at a price of $6.25 per share (the “Offering”). The Company expects the net proceeds of the Offering will be approximately $33.1 million after deducting all estimated offering expenses and placement agency fees that are payable by the Company. The sale of the Shares is being made pursuant to subscription agreements, dated October 10, 2007, with each of the Purchasers. The Offering is expected close on or about October 16, 2007, or on such later date as the Company and the Purchasers may agree, subject to customary closing conditions.

In connection with the Offering, the Company is filing as exhibits to this Current Report on Form 8-K the following documents:

•	as Exhibit 1.1, the Placement Agent Agreement;

•	as Exhibits 5.1 and 23.1, the legal opinion and consent of Ropes & Gray LLP relating to the shares of Common Stock to be issued and sold in the Offering; and

•	as Exhibit 99.1, the Form of Subscription Agreement.

The foregoing summary of the terms of the subscription agreement and the placement agent agreement is subject to, and qualified in its entirety by, the form of subscription agreement and the placement agent agreement, which are attached to this Current Report on Form 8-K as Exhibits 99.1 and 1.1 respectively and are incorporated herein by reference.

On October 11, 2007, the Company announced that it had entered into the placement agent agreement and the subscription agreements in connection with the Offering. The Company’s press release announcing the Offering is filed as Exhibit 99.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Placement Agent Agreement dated as of October 10, 2007, by and between CombinatoRx, Incorporated and Lazard Capital Markets LLC as sole placement agent.

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1 above).

99.1	Form of Subscription Agreement between CombinatoRx, Incorporated and each Purchaser, dated October 10, 2007.

99.2	Press release of CombinatoRx, Incorporated dated October 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CombinatoRx, Incorporated

By:  /s/    Robert Forrester

        Robert Forrester

        Executive Vice President

        and Chief Financial Officer

Date: October 11, 2007

Index to Exhibits

Exhibit No.	Description

1.1	Placement Agent Agreement dated as of October 10, 2007, by and between CombinatoRx, Incorporated and Lazard Capital Markets LLC as sole placement agent.

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1 above).

99.1	Form of Subscription Agreement between CombinatoRx, Incorporated and each Purchaser, dated October 10, 2007.

99.2	Press release of CombinatoRx, Incorporated dated October 11, 2007.